Exhibit 10.21.2

AMENDMENT NO.1 TO SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE
PREFERRED STOCK PURCHASE AGREEMENT
AND
COMMON STOCK PURCHASE AGREEMENT

     This AMENDMENT NO.1 TO SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT AND COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of February 8, 2005 in part amends the SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”) dated as of the 27th day of December, 2004 by and among Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the “Investor”).

W I T N E S S E T H

     WHEREAS, the Company, the Operating Partnership and the Investor desire to amend the Purchase Agreement to reflect their agreement with respect to the timing of certain Closings under the Purchase Agreement and certain related matters;

     WHEREAS, the Company has given notice as required under Section 6.7(b) of the Purchase Agreement of its issuance of Common Stock on January 20, 2005, and the parties hereto agree that this Agreement shall be deemed to constitute the notice of Investor to the Company as required by Section 6.7(d) with respect to such offering;

     WHEREAS, the Company and the Investor desire to memorialize the exercise of certain participation rights under Section 6.7 of the Purchase Agreement; and

     WHEREAS, the Board of Directors of the Company has adopted a resolution in the form of Exhibit B hereto, thereby waiving the application of the Ownership Limit (as used in Article VI of the Charter) to the Investor and its affiliates to the extent provided in such resolution (such waiver being the “Ownership Waiver”).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

     1.1 Amendment to Purchase Agreement.

     The third paragraph of Section 1.2(d) of the Purchase Agreement (including subsections (i) and (ii) thereof) shall be amended and restated in its entirety to read as follows:

          “Notwithstanding any other provision of this Section 1.2(d) to the contrary, subject to the occurrence of the Investor Option Trigger, the Investor shall also have the following option to purchase Section 1.2(d) shares (but this option shall not increase the total number of Section 1.2(d) Shares available for purchase by the Investor): On June 30, 2005 the Investor shall have the option to purchase up to 3,445,879 Section

1.2(d) Shares for $10.07 per share, if any Section 1.2(d) shares remain unsold as of such date. In the event that, prior to June 14, 2005, all Section 1.2(d) Shares have not been sold to the Investor and Section 1.2(d) Closing Notices have not been delivered to the Investor with respect to all Section 1.2(d) Shares then remaining unsold, then (a) the Company shall deliver a written notice (the “Section 1.2(d) Option Notice”) to the Investor not later than June 15, 2005 stating that the Investor has a purchase option pursuant to this Section 1.2(d) and specifying the number of Section 1.2(d) Shares covered by such option, and (b) the Investor may exercise its option to purchase up to such number of unsold Section 1.2(d) shares by delivering to the Company at any time prior to June 21, 2005 an irrevocable written notice specifying the number of previously unsold Section 1.2(d) Shares that the Investor shall purchase, and stating that such purchase shall take place at a Closing on June 30, 2005. If the Company fails to timely deliver the Section 1.2(d) Option Notice, then the notice date and Closing Date referred to in clause (b) of the immediately preceding sentence shall each be extended by a number of Business Days equal to the number of Business Days that the Company was deficient in delivering the Section 1.2(d) Option Notice.”

     1.2 Purchase under Section 6.7 of Purchase Agreement.

     (a) Purchase and Sale.

     (i) Upon the terms and subject to the conditions of this Agreement, the Company and the Investor hereby agree that each of the Company and the Investor shall have the option to cause the Company to issue and sell to the Investor, and to cause the Investor to purchase from the Company, 2,070,000 shares of Common Stock (the “November Shares”) at a per share price of $9.139 per share.

     (ii) If the Investor exercises its option to purchase the November Shares hereunder, the closing (the “November Closing”) of the purchase and sale of the November Shares shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 at 9:00 a.m., Chicago time on November 1, 2005, or at such other location, date and time as may be agreed upon by the Company and the Investor (such date and time being hereinafter referred to as the “November Closing Date”). The Investor may exercise its option under this Section 1.2(a)(ii) by delivering a written notice indicating such exercise to the Company no later than October 11, 2005.

     (iii) If the option under Section 1.2(a)(ii) above has not otherwise been exercised, the Company may exercise its option to cause the November Closing to occur on the November Closing Date by delivering a written notice indicating such exercise to the Investor no later than October 12, 2005; provided, however, that the Company may elect to exercise its option to cause the November Closing to occur prior to November 1, 2005 and may move the November Closing Date to such earlier Business Day as it may choose, provided, further that (i) the Company shall deliver written notice of such option exercise and revised November Closing Date to the Investor no later than fifteen (15) Business Days prior to such date and (ii) prior to the delivery of such notice, the Company shall have sold all of the Series B Preferred Stock to the Investor pursuant to Section 1.2 of the Purchase Agreement that it is permitted to sell under the terms of such Section.

     (iv) At the November Closing, the Company shall issue and deliver to the Investor a stock certificate or certificates in definitive form, registered in the name of the Investor, representing the November Shares being purchased by the Investor hereunder at the November Closing, and the Investor shall deliver to the Company, against delivery of the stock certificate or certificates representing the November Shares then being purchased, the aggregate purchase price for such November Shares by wire transfer of immediately available funds payable to the Company’s order.

     (v) For purposes of the November Shares, the 180-day period referenced in Section 6.7(e) of the Purchase Agreement shall be deemed to commence as of the date hereof.

     (b) Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant, as of the date of this Agreement and as of the November Closing Date, that:

     (i) The Company has prepared and filed with the Commission a “shelf” registration statement on Form S-3 (File No. 333-114283); such registration statement has been declared effective by the Commission; the Commission has not issued a stop order suspending the effectiveness of such registration and no proceeding is pending or, to the Company’s knowledge, threatened that could result in the effectiveness of such registration statement being suspended. To the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information. The Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act. Following the exercise of the option contained in Section 1.2(a) hereof by either the Investor or the Company, the Company will promptly file with the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the November Shares pursuant to Rule 424 under the Securities Act; upon the filing of the Prospectus Supplement, the November Shares will be registered under the Securities Act and upon issuance, the Investor will receive registered November Shares pursuant to this registration statement. Notwithstanding the foregoing, or any other provision of this Agreement, the Company will not be obligated to file a Prospectus Supplement, and the issuance of the November Shares to the Investor will not be required to be registered pursuant to this subsection, if, prior to the November Closing Date, the Company shall have requested in writing that the Investor accept unregistered November Shares under this Agreement, and the Investor shall have agreed in writing to do so. In response to such written request from the Company, the Investor shall determine whether it is an “affiliate” of the Company such that the November Shares could not be freely sold under such registration statement by the Investor without further registration or an exemption under the Securities Act and, if in Investor’s reasonable determination, it is such an affiliate, then Investor shall agree in writing to accept such unregistered November Shares. Such registration statement, if filed, as amended at the time it became effective (including all information then or subsequently deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement) is hereinafter called the “Registration Statement”, except that, if the Company files any post-effective amendment to the registration statement that becomes effective prior to the November Closing Date, “Registration Statement” shall refer to such registration statement as so amended. The term “Prospectus” shall mean the base prospectus included in the Registration Statement and the Prospectus Supplement. The Company’s reports filed with the Commission since December 31, 2003 and prior to the date which is two days before the date of this Agreement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall be referred to as the “Exchange Act Reports”.

     (ii) The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the November Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Prospectus in reliance upon and in conformity with the information concerning the Investor and furnished in writing by the Investor to the Company expressly for use in the Prospectus.

     (iii) Each document incorporated by reference in the Prospectus or the Registration Statement (the “Incorporated Documents”), when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the November Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (iv) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) or give to others any rights of termination, amendment, acceleration or cancellation under (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

     (v) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

     (vi) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the November Shares, other than (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the November Shares and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement, (ii) such approvals as will be obtained prior to the November Closing Date in connection with the approval of the listing of the November Shares on the New York Stock Exchange and (iii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     (vii) The November Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the November Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

     (viii) Except as set forth on Schedule 1 attached hereto, each representation contained in Article II of the Purchase Agreement is true and correct as of the date hereof and as of the November Closing Date as though made as of the date hereof and as of the November Closing Date and contained in this Section 1.2(b), except that (A) for purposes hereof, “Exchange Act Reports” shall have the meaning set forth in Section 1.2(b)(i) above and (B) if no Prospectus Supplement is filed by the Company in accordance with Section 1.2(b)(i) hereof, then the representation and warranty contained in Section 2.1 of the Purchase Agreement shall be true and correct as of the date hereof and as of the November Closing Date with respect to the November Shares.

     (ix) Prior to the execution of this Agreement, the Board of Directors of the Company has adopted the Ownership Waiver.

     (c) Representations and Warranties of the Investor. The Investor represents and warrants, as of the date of this Agreement and as of the November Closing Date, that:

     (i) The Investor has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to purchase the November Shares hereunder.

     (ii) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (iii) The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor’s constituent documents or (ii) conflict with, or constitute a default under (or an event which with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not materially impair the Investor’s ability to perform its obligations under this Agreement).

     (iv) The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     (v) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Investor’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein or the Investor’s purchase and ownership of the November Shares, other than (i) such as have been obtained, or will have been obtained at the November Closing Date, and (ii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a material adverse effect, individually or in the aggregate, on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Investor.

     (vi) The Investor has received a copy of the Company’s Charter and the Ownership Waiver and understands the restrictions on transfer and ownership of the Company’s capital stock included therein related to the qualification by the Company as a real estate investment trust for federal income tax purposes pursuant to sections 856 through 860 of the Code.

     (d) Conditions of the Investor’s Obligations at the November Closing. The Investor’s obligations to effect the November Closing under this Agreement is subject to the satisfaction or waiver by the Investor on or before the November Closing of each of the following conditions:

     (i) The representations and warranties of the Company contained in Section 1.2(b) hereof shall be true on and as of the November Closing Date with the same effect as though such representations and warranties had been made on and as of the November Closing Date.

     (ii) The Investor shall have received from Andrews Kurth LLP, Hogan & Hartson LLP and Richards, Layton & Finger, PA, all counsel for the Company, an opinion substantially in the form attached hereto as Exhibits A-1, A-2 and A-3, respectively.

     (iii) The Board of Directors of the Company shall have adopted the Ownership Waiver.

     (iv) The Company shall have delivered to the Investor on the November Closing Date a certificate or certificates, signed by an authorized officer of the Company to the effect that the facts required to exist by Section 1.2 (d)(i), d(iii) and (d)(vi) hereof (other than that described in Section 4.8 of the Purchase Agreement) exist on such November Closing Date.

     (v) The Company shall have caused the November Shares to be listed on each securities exchange or quoted on each interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted.

     (vi) Each condition set forth in Sections 4.3, 4.8 and 4.9 of the Purchase Agreement shall be incorporated by reference herein as though set forth herein, except that (x) each reference to a Closing or Closing Date shall be deemed to be a reference to November Closing or November Closing Date, respectively, (y) each reference to Series B Preferred Stock shall be deemed to be a reference to November Shares and (z) and each reference to “this Agreement” , “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement.

     (e) Conditions of the Company’s Obligations at the November Closing.

     The obligations of the Company to effect the November Closing under this Agreement is subject to the fulfillment on or before the November Closing of each of the following conditions:

     (i) The representations and warranties of the Investor contained in Section 1.2(c) shall be true on and as of the November Closing Date with the same effect as though such representations and warranties had been made on and as of the November Closing Date.

     (ii) Each condition set forth in Article V of the Purchase Agreement (other than those contained in Section 5.1) shall be incorporated by reference herein as though set forth herein, except that (x) each reference to a Closing or Closing Date shall be deemed to be a reference to November Closing or November Closing Date, respectively, (y) each reference to Series B Preferred Stock shall be deemed to be a reference to November Shares and (z) and each reference to “this Agreement”, “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement.

     (f) Covenants. Provided that the option described in Section 1.2(a) above is exercised by either the Investor or the Company:

     (i) Promptly following the date of the exercise of the option described in Section 1.2(a) above, and in any event, prior to the November Closing Date, the Company and the Operating Partnership shall draft and file the Prospectus Supplement with the Commission within the applicable time period prescribed for filing by Rule 424 under the Securities Act. The Company and the Operating Partnership shall provide the Investor with a draft of such Prospectus Supplement and a reasonable time to review such Prospectus Supplement prior to filing and shall not file such Prospectus Supplement without the Investor’s prior consent, provided that such consent is timely to allow the Company to file within the time requirements imposed by Rule 424 promulgated under the Securities Act.

     (ii) The Company shall cause the November Shares to be listed on each securities exchange or quoted on each interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, no later than the November Closing Date.

     (iii) The record date for the Company’s Common Stock dividend for the quarter in which the November Closing occurs shall not occur on or prior to the November Closing Date.

     (g) Miscellaneous.

     (i) The warranties and representations of the Company and the Investor contained in or made pursuant to Sections 1.2(b) and 1.2(c) of this Agreement shall survive the November Closing hereunder through and until the expiration of the statute of limitations applicable to each such warranty or representation. All other representations and warranties contained in or made in this Agreement shall survive the last Closing hereunder for a period of three years. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     (ii) Except as herein amended, the Purchase Agreement shall remain in full force and effect. Upon effectiveness of this Agreement, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Purchase Agreement, as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement, as amended hereby.

     (iii) Capitalized terms used in this Agreement without definition shall have the same respective meanings as set forth in the Purchase Agreement.

     (iv) Sections 7.2 through 7.18 of the Purchase Agreement shall be incorporated herein by reference and shall apply to this Agreement as though set forth herein except that each reference to “this Agreement”, “hereby” or similar references to the Purchase Agreement therein shall be a reference to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SECURITY CAPITAL PREFERRED
GROWTH INCORPORATED

By:	/s/ DAVID E. ROSENBAUM

Name:	David E. Rosenbaum

Its:	Senior Vice-President

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

Name:	David A. Brooks

Its:	Chief Legal Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By: Ashford OP General Partner LLC, its sole general partner

By: Ashford Hospitality Trust, Inc., its sole member

By:	/s/ DAVID A. BROOKS

Name:	David A. Brooks

Its:	Chief Legal Officer

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